1 GATX CORPORATION POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION Board Company this Policy for Recovery of Erroneously Awarded Policy October 2, 2023 Effective Date . Capitalized terms used in this Policy but not otherwise defined herein are defined in Section 10. 1. Persons Subject to Policy This Policy shall apply to current and former Officers of the Company. 2. Compensation Subject to Policy This Policy shall apply to Incentive-Based Compensation received on or after the Effective Date. For purposes of this Policy, the date on which Incentive- shall be determined under the Applicable , which generally provide that Incentive-Based when the relevant Financial Reporting Measure is attained or satisfied, without regard to whether the grant, vesting or payment of the Incentive-Based Compensation occurs after the end of that period. 2. Recovery of Compensation In the event that the Company is required to prepare a Restatement, the Company shall recover, reasonably promptly, the portion of any Incentive-Based Compensation that is Erroneously Awarded Compensation, unless the Committee has determined that recovery would be Impracticable. Recovery shall be required in accordance with the preceding sentence regardless of whether the applicable Officer engaged in misconduct or otherwise caused or contributed to the requirement for the Restatement and regardless of whether or when restated financial statements are filed by the Company. For clarity, the recovery of Erroneously Awarded Compensation under this Policy will not give rise to an right to voluntarily terminate employment for good due to (or any similar term of like effect) under any plan, program or policy of or agreement with the Company or any of its affiliates. 3. Manner of Recovery; Limitation on Duplicative Recovery The Committee shall, in its sole discretion, determine the manner of recovery of any Erroneously Awarded Compensation, which may include, without limitation, reduction or cancellation by the Company or an affiliate of the Company of Incentive-Based Compensation or Erroneously Awarded Compensation, reimbursement or repayment by any person subject to this Policy of the Erroneously Awarded Compensation, and, to the extent permitted by law, an offset of the Erroneously Awarded Compensation against other compensation payable by the Company or an affiliate of the Company to such person. Notwithstanding the foregoing, unless otherwise prohibited by the Applicable Rules, to the extent this Policy provides for recovery of Erroneously Awarded Compensation already recovered by the Company pursuant to Sarbanes-Oxley Act Section 304 or Other Recovery Arrangements, the amount of Erroneously Awarded Compensation

2 already recovered by the Company from the recipient of such Erroneously Awarded Compensation may be credited to the amount of Erroneously Awarded Compensation required to be recovered pursuant to this Policy from such person. 4. Administration This Policy shall be administered, interpreted and construed by the Committee, which is authorized to make all determinations necessary, appropriate or advisable for such purpose. The Board may re-vest in itself the authority to administer, interpret and construe this Policy in deemed to be references to the Board. Subject to any permitted review by the applicable national securities exchange or association pursuant to the Applicable Rules, all determinations and decisions made by the Committee pursuant to the provisions of this Policy shall be final, conclusive and binding on all persons, including the Company and its affiliates, shareholders and employees. The Committee may delegate administrative duties with respect to this Policy to one or more directors or employees of the Company, as permitted under applicable law, including any Applicable Rules. 5. Interpretation This Policy will be interpreted and applied in a manner that is consistent with the requirements of the Applicable Rules, and to the extent this Policy is inconsistent with such Applicable Rules, it shall be deemed amended to the minimum extent necessary to ensure compliance therewith. 6. No Indemnification; No Liability The Company shall not indemnify or insure any person against the loss of any Erroneously Awarded Compensation pursuant to this Policy, nor shall the Company directly or indirectly pay or reimburse any person for any premiums for third-party insurance policies that such person may elect to purchase to fund such potential obligations under this Policy. None of the Company, an affiliate of the Company or any member of the Committee or the Board shall have any liability to any person as a result of actions taken under this Policy. 7. Application; Enforceability This Policy shall supersede and replace the GATX Corporation Executive Compensation Recoupment Policy adopted by the Board on January 31, 2009. Otherwise, except as otherwise determined by the Committee or the Board, the adoption of this Policy does not limit, and is intended to apply in addition to, any other clawback, recoupment, forfeiture or similar policies or provisions of the Company or its affiliates, including any such policies or provisions of such effect contained in any employment agreement, bonus plan, incentive plan, equity-based plan or award agreement thereunder or similar plan, program or agreement of the Company or an affiliate or Other Recovery Arrangements . The remedy specified in this Policy shall not be exclusive and shall be in addition to every other right or remedy at law or in equity that may be available to the Company or an affiliate of the Company.

3 8. Severability The provisions in this Policy are intended to be applied to the fullest extent of the law; provided, however, to the extent that any provision of this Policy is found to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. 9. Amendment and Termination The Board may amend, modify or terminate this Policy in whole or in part at any time and from time to time in its sole discretion. This Policy will terminate automatically when the Company does not have a class of securities listed on a national securities exchange or association. 10. Definitions Applicable Rules -1 promulgated thereunder, the listing rules of the national securities exchange or association on which the the Securities and Exchange Commission or any national securities exchange or association on d. Committee Compensation Committee of the Board, as it is responsible for executive compensation decisions, and is comprised solely of independent directors (as determined under the Applicable Rules), or in the absence of such a committee, a majority of the independent directors serving on the Board. Erroneously Awarded Compensation Incentive-Based Compensation received by a current or former Officer that exceeds the amount of Incentive-Based Compensation that would have been received by such current or former Officer based on a restated Financial Reporting Measure, as determined on a pre- Exchange Act amended. Financial Reporting Measure and any measures derived wholly or in part from such measures, including GAAP, IFRS and non- GAAP/IFRS financial measures, as well as stock price and total shareholder return. GAAP IFRS International Accounting Standards Board. Impracticable a) (i) the direct costs paid to third parties to assist in enforcing recovery would exceed the Erroneously Awarded Compensation; provided that the Company (i) has made reasonable attempts to recover the Erroneously Awarded Compensation, (ii) documented

4 such attempt(s), and (iii) provided such documentation to the relevant listing exchange or association, (b) to the extent permitted by the Applicable Rules, the recovery would violate the ; provided that the Company has (i) obtained an opinion of home country counsel, acceptable to the relevant listing exchange or association, that recovery would result in such violation, and (ii) provided such opinion to the relevant listing exchange or association, or (c) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and the regulations thereunder. Incentive-Based Compensation any compensation that is granted, earned, or vested based wholly or in part upon the attainment of one or more Financial Reporting Measures and received by a person: (a) after beginning service as an Officer; (b) who served as an Officer at any time during the performance period for that compensation; (c) while the issuer has a class of its securities listed on a national securities exchange or association; and (d) during the applicable Three-Year Period. Officer serves as an executive officer of the Company, as defined in Rule 10D-1(d) under the Exchange Act. Restatement noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements (a) that is material to the previously issued financial statements or (b) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Three-Year Period immediately preceding the date that the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare such Restatement, or, if earlier, the date on which a court, regulator or other legally authorized body directs the Company to prepare such Restatement. - n or immediately following the three completed fiscal years identified in the preceding sentence. However, a transition period between comprises a period of nine to 12 months shall be deemed a completed fiscal year.